AGREEMENT AND PLAN OF SHARE EXCHANGE

     AGREEMENT (the "Agreement"), dated as of March 12, 2001, by and between each of the entities listed on the signature page hereof (each, a "Company Stockholder" and collectively, the "Company Stockholders"), and Sportsman's Wholesale Company, a Nevada corporation with an office at 1065 West 1150 South, Provo, Utah 84601 (the "Purchaser").

                         W I T N E S S E T H:

     WHEREAS, 1129 Holding, Inc., a Delaware corporation (the "Company"), was recently organized for the purpose of acquiring and operating a business (at retail, wholesale, and by franchise or other method of distribution) utilizing the "SEARS" trademark (under the name "SEARS HEALTH FOOD & FITNESS SHOPS," or such other name or names as the Company may, from time to time, be authorized), pursuant to one or more agreements with Sears Canada Inc., Sears Roebuck and Co., and other affiliated or related parties, within the United States and Canada (the "Business");

     WHEREAS, each Company Stockholder owns of record and beneficially the number of shares (the "Company Shares") of the Company's common stock, par value $0.001 (the "Company's Common Stock"), set forth opposite each such Company Stockholder's name on the annexed Schedule 1;

     WHEREAS, the Company Shares represent all of the issued and outstanding capital stock of the Company;

     WHEREAS, the Purchaser, is a publicly-held company with a class of securities publicly quotable on the OTC Electronic Bulletin Board that lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations and, subsequent thereto, commenced the filing of periodic reports with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, pursuant to the requirements of Section 15(d) thereof;

     WHEREAS, the Purchaser will divest itself of its current business activities effective at Closing through the transfer in its entirety of the shares of capital stock of the Purchaser's wholly owned subsidiary at Closing; and

     WHEREAS, the Company Stockholders are desirous of selling all of the Company Shares to the Purchaser in exchange for an aggregate of 2,064,802 shares of the Purchaser's common stock, par value $0.0001 per share (the "Purchaser's Common Stock"),

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

                            ARTICLE 1.

                    EXCHANGE OF COMPANY SHARES

     Section 1.1 Sale of Company Shares. On the terms and subject to the conditions set forth in this Agreement, each Company Stockholder hereby agrees to sell, assign, transfer and deliver the Company Shares owned by it to the Purchaser, free and clear of all liens, claims, charges or encumbrances, and the Purchaser hereby agrees to purchase the Company Shares from the Company Stockholders, at the Closing, for the consideration set forth in Section 1.2 hereof.

     Section 1.2 Purchase Price. In exchange for the Company Shares, the Purchaser shall issue and deliver to the Company Stockholders, at the Closing, an aggregate of 2,064,802 shares of the Purchaser's Common Stock (the "Exchange Shares"), which shall represent approximately seven percent of the then total issued and outstanding shares of the Purchaser's Common Stock, free and clear of all liens, claims, charges or encumbrances. The number of Exchange Shares to be issued to each Company Stockholder shall be based on each Company Stockholder's proportionate percentage which for purposes hereof shall be equal to a fraction the numerator of which is the number of shares of the Company's Common Stock held by each Company Stockholder, and the denominator of which is the number of shares of the Company's Common Stock held by all the Company Stockholders.

     Section 1.3 Delivery of Shares. Subject to the terms and conditions hereof, at the Closing, (a) the Company Stockholders shall transfer to the Purchaser the Company Shares by delivering the stock certificates evidencing the Company Shares, accompanied by duly endorsed stock powers, with signatures guaranteed, in form and substance satisfactory to the Purchaser permitting the transfer of the Company Shares to the Purchaser; and (b) the Purchaser shall deliver to each Company Stockholder stock certificate(s) registered in the name of such Company Stockholder representing the Exchange Shares issued to such Company Stockholder.

     Section 1.4 Supplemental Action. If, at any time after the Closing Date, the Company Stockholders or the Purchaser shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this
Article 1, the Company Stockholders or the Purchaser, as the case may be, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Article 1.

                                ARTICLE 2.

                          CLOSING; CLOSING DATE

     Section 2.1.   The exchange of the Company Shares for the Exchange
Shares as contemplated hereby (the "Closing") shall take place at 10:00 a.m. on such date as the parties mutually agree, but in no event later than March 12, 2001, at the offices of Bryan Cave LLP, 2020 Main Street, Suite 600, Irvine, California 92614 (or such other time or date as the parties hereto may mutually agree in writing). The date upon which the Closing occurs is herein called the "Closing Date."

                                 ARTICLE 3.

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS

     The Company Stockholders, severally but not jointly, represent and warrant to the Purchaser and David N. Nemelka as follows:

     Section 3.1 Due Incorporation and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, has all requisite power and authority to own, lease and operate its assets, properties and business and to conduct the Business as now being and as heretofore conducted. The Company is not currently doing business in any other jurisdiction where qualification is required or the failure to qualify would have a material adverse effect on the business or operations of the Company.

     Section 3.2.   Authority to Execute and Perform Agreements.  Each
Company Stockholder has full power and capacity to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement (such other agreements and instruments are hereinafter collectively referred to as the "Transaction Documents") to consummate the transactions contemplated hereby and thereby (collectively, the "Transactions"). This Agreement has been duly executed and delivered and is the valid and binding obligation of each Company Stockholder enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by general principles of equity regard less of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the Transaction Documents, the consummation of the Transactions and the performance by the Company Stockholders of this Agreement and each of the Transaction Documents in accordance with their respective terms and conditions will not require the approval, consent of, waiver, order or authorization of, notification to, or registration, declaration or filing with, any federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person.

     Section 3.3 Ownership of the Company Shares. (a) Each Company Stock holder owns the Company Shares, both legally and beneficially, free and clear of any and all liens, charges or encumbrances of any kind or nature whatsoever; (b) no Company Stockholder is bound by or subject to any voting trust arrangement, proxy, voting agreement, shareholder agreement, purchase agreement or other agreement or understanding (i) granting any option, warrant, or other right to purchase all or any of the Company Shares to any person, (ii) restricting the right of such Company Stockholder to sell or convey the Company Shares, or (iii) otherwise restricting any rights of such Company Stockholder with respect to the Company Shares (including restrictions as to the voting or disposition of the Company Shares); (c) each Company Stockholder has the absolute and unrestricted right, power and capacity to sell, assign and transfer the Company Shares; and (d) upon transfer to the Purchaser of the Company Shares hereunder, the Purchaser will acquire good and valid title to the Company Shares, free and clear of any liens, charges or encumbrances.

     Section 3.4 Articles of Incorporation and By-Laws. The Company Stock holders have caused to be delivered to the Purchaser true and complete copies of the Certificate of Incorporation and By-laws of the Company as in effect on the date hereof, which instruments shall not be or have been amended between the dates thereof and the Closing Date.

     Section 3.5 Capitalization. The total authorized capital stock of the Company consists solely of 10,000,000 shares of common stock, par value $0.001, of which only the Company Shares are issued and outstanding. The Company Shares are validly issued, fully paid, and non-assessable. Except for the Transactions contemplated hereby, there are no authorized or outstanding options, warrants, subscription calls, rights (including preemptive rights and rights to demand registration under the Securities Act of 1993, as amended (the "Securities Act")), commitments, conversion rights, plans, or other agreements of any character obligating the Company to authorize, issue, deliver, sell, or redeem any shares of its capital stock or any securities convertible into or evidencing the right to purchase any shares of such stock.

     Section 3.6 Operations of the Company. To date, the Company has not engaged in any business activities or operations.

     Section 3.7 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company Stockholders and the consummation by the Company Stockholders of the Transactions will not (a) result in a viola tion of the Company's Certificate of Incorporation or By-laws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (c) result in a violation of any law, rule, regulation, by-law, directive, order, judgment or decree (including federal, state, provincial and municipal securities laws and regulations) applicable to the Company or by which any of its property or assets is bound or affected, except to the extent that matters within clauses (b) and (c), immediately above, would not have a material adverse effect on the business, properties, assets, operations, liabilities, financial condition or prospects of the Company, or the ability of the Company Stockholder to perform this Agreement and the other Transaction Documents.

     Section 3.8 Stock Restrictions. Each Company Stockholder acknowledges and understands that: (a) the Exchange Shares shall not be registered under either United States federal or state securities laws or other securities laws of any other jurisdiction, but are expected to be issued under and in reliance upon exemptions from registration provided by Section 4(2) and other provisions of the Securities Act and the regulations promulgated thereunder;
(b) while the Purchaser may undertake to register certain of the Purchaser's Common Stock for public sale in the future, it has made no decision or commit ment to do so, has no present intention either to do so or to consider such a registration, and, in any event, is under no obligation to do so with respect to the Exchange Shares; (c) if in fact the Purchaser undertakes to register any of its the Purchaser's Common Stock for public sale in the future, there would be no assurance that it would be successful in causing such registration to occur; (d) an exemption from registration with respect to the Exchange Shares may not be available under the Securities Act or may not permit such Company Stockholder to transfer the Exchange Shares in the amounts or at the times desired by such Company Stockholder; and (e) as a result of the foregoing, the Exchange Shares may be required to be held by such Company Stockholder indefinitely. Each Company Stockholder further acknowledges that each certificate evidencing Exchange Shares shall contain a legend identical to or substantially to the effect of the following:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGIS TERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGIS TRATION STATEMENT UNDER THE ACT COVERING THE SHARES OR OF AN OPIN ION OF COUNSEL TO THE CORPORATION THAT SUCH TRANSFER WILL NOT REQUIRE REGISTRATION OF SUCH SHARES UNDER THE ACT.

     Section 3.9 Purchase for Investment, Etc. Each Company Stockholder represents and warrants that: (a) it is acquiring and will acquire the Exchange Shares for its own account for investment only and not with a view to, or for sale in connection with, a distribution within the meaning of the

Securities Act; (b) it has no present intention of selling or otherwise disposing of any portion of the Exchange Shares; (c) it has had access to all information regarding the Purchaser and its present and prospective business, assets, liabilities and financial condition and the backgrounds of the principals of the Purchaser, as it has deemed material to making the decision to acquire the Exchange Shares and has been afforded the opportunity to ask questions of and receive answers from senior management of the Purchaser concerning present and prospective business prospects of the Purchaser; (d) it has fully considered this information in valuing the Purchaser and assessing the merits of the Transactions and is satisfied with the consideration it is receiving hereunder for the Company Shares; (e) it recognizes that there may be no future market for resale of the Exchange Shares; (f) it has knowledge in business and financial matters and accordingly is capable of evaluating and has evaluated the merits of the Transactions; (g) it has made the determination to enter into the Transactions based upon his or its own independent evaluation and assessment of the value of the Purchaser and its present and prospective business prospects and has not relied on, or been induced to enter into this Agreement on account of, any representation or warranty of any kind or nature, whether oral or written, express or implied, except for such representations and warranties of the Purchaser as are specifically set forth in this Agreement; and (h) it is financially capable of bearing a total loss of his investment in the Exchange Shares.

     Section 3.10   Finders and Investment Bankers.  No Company
Stockholder has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders' fees or incurred any liability for any brokerage fees, commissions, or finders' fees in connection with the Transactions contemplated hereby.

     Section 3.11 Full Disclosure. All documents and other papers delivered by or on behalf of each of the Company Stockholders relating to each such Company Stockholder and the Company in connection with this Agreement and the Transactions are, to the best of each such Company Stockholder's knowledge, authentic and true and complete in all material respects. No representation or warranty of any Company Stockholder contained in this Agreement, and no document or other paper furnished by or on behalf of any Company Stockholder or the Company pursuant to this Agreement or in connection with the Transactions, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made in the context in which made, not false or misleading. To the best of each of Company Stockholder's knowledge, there is no fact that the Company Stockholders have not disclosed to the Purchaser that materially adversely affects, or so far as the Company Stockholders can now foresee, will materially adversely affect, the Business or the assets, properties, operations or condition (financial or otherwise) of the Company or the ability of the Company Stockholders to perform this Agreement.

                            ARTICLE 4.

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser and David N. Nemelka, jointly and severally, represent and warrant to each Company Stockholder as follows:

     Section 4.1 Due Incorporation and Qualification. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada, and has all requisite power and authority to own, lease and operate its assets, properties and business and to conduct its business as now being and as heretofore conducted. The Purchaser is not qualified to do business as a foreign corporation in any jurisdiction, and is not doing business in any jurisdiction, where qualification is required or the failure to qualify would have a material adverse effect on the business or operations of the Purchaser.

     Section 4.2 Authority to Execute and Perform Agreements. The Purchaser has full authority to execute and deliver this Agreement and the other Transaction Documents, and the consummation of the Transactions has been duly authorized by all necessary corporate action of the Purchaser. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by general principles of equity regard less of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement, the consummation of the Transactions and the performance by the Purchaser of this Agreement in accordance with its terms and conditions will not require the approval, consent of, waiver, order or authorization of, notification to, or registration, declaration or filing with, any federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person.

     Section 4.3 Subsidiaries and Affiliates; Disposition Thereof. Except as set forth on Schedule 4.3, the Purchaser does not, directly or indirectly, own any shares of stock or other equity interest (including any form of profit participation) in, has not made any investment in, and does not control or have any proprietary interest in any corporation, partnership, joint venture or other business association or entity. At Closing, the shares set forth on
Schedule 4.3 shall be transferred in their entirety to a third party.
Schedule 4.3 annexed hereto sets forth the name of each of the Purchaser's affiliates (other than subsidiaries), including joint venture affiliates (incorporated and unincorporated), and the nature of the affiliation.

     Section 4.4 Officers and Directors. Attached hereto as Schedule 4.4 is a true and correct list of the officers and directors of the Purchaser.

     Section 4.5 Articles of Incorporation and By-Laws. The Purchaser has delivered to Company Stockholder true and complete copies of its certificate of incorporation and by-laws as in effect on the date hereof, which instruments shall not be or have been amended between the dates hereof and the Closing Date.

     Section 4.6 Capitalization. (a) The total authorized capital stock of the Purchaser consists of (i) 50,000,000 shares of Common Stock, par value $0.001 per share, of which 26,565,600 shares (immediately subsequent the to 1.6 for 1 forward split and immediately preceding the transactions contemplated hereby) are issued and outstanding, validly issued, fully paid and non-assessable, and (ii) 5,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding. Except as set forth in Schedule 4.6 annexed hereto, there are no authorized or outstanding options, warrants, subscription calls, rights (including preemptive rights and rights to demand registration under the Securities Act), commitments, conversion rights, plans or other agreements of any character obligating the Purchaser to authorize, issue, deliver, sell or redeem any shares of its capital stock or any securities convertible into or evidencing the right to purchase any shares of such stock.

     (b) The Exchange Shares to be issued pursuant to this Agreement, in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

     Section 4.7 Financial Statements. The Purchaser's financial statements included in its filings with the Commission through its EDGAR System (i) were prepared in accordance with the books and records of the Purchaser, (ii) are correct and complete, (iii) fairly present the financial position and results of operations of the Purchaser as of the dates indicated, and (iv) were prepared in accordance with GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim and unaudited year-end financials are subject to normal year-end audit adjustments which in the aggregate will not have a material adverse effect on the business properties, assets, operations, liabilities, financial condition or prospects of the Purchaser).

     Section 4.8 Liabilities. As of the Closing, the Purchaser will have no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known, or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought (the "Liabilities"), as all pre Closing (i) Liabilities fully and adequately reflected or reserved against on the most current of its financial statements as filed with the Commission through its EDGAR System, or (ii) incurred since the date of such financial statements in the ordinary course of business relate solely to the operations of the wholly owned subsidiary referenced on Schedule 4.3, the capital stock of which shall be transferred in its entirety to a third party at Closing. The Purchaser has no knowledge of any past or existing circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Purchaser, or any successor to its business except in the ordinary course of business or as otherwise set forth on Schedule 4.8.
The Purchaser will not between the date hereof and the Closing Date, without the prior written consent of the Company Stockholders, incur or become subject to, or agree to incur or become subject to, any Liabilities except current liabilities and obligations incurred in the ordinary course of business or as contemplated by this Agreement or any exhibit or schedule hereto.

     Section 4.9 Tax Matters. The Purchaser has filed all federal, state, county and local income tax, franchise tax, real and personal property tax, payroll tax, occupation tax, sales tax, excise tax, and other tax returns which they are required to file, the failure to file which would materially adversely affect the assets, properties, business, operations or financial condition or prospects of the Purchaser, and has paid or provided for all taxes shown on such returns, and all deficiencies or other assessments of tax, interest or penalties which have been served on or delivered to the Purchaser. There are no claims against the Purchaser with respect to federal, state, county, local, foreign or other taxes. The federal income tax returns of the Purchaser have never been audited by the Internal Revenue Service. The Purchaser knows of no unassessed tax deficiency proposed or threatened against it. No audit of any tax return of the Purchaser is in progress. There are not in force any extensions of time with respect to the date on which any tax return was or is due to be filed by the Purchaser or any waivers or agreements by the Purchaser for an extension of time for the assessment or payment of any tax.

     Section 4.10   Real and Personal Property   Leased to the Purchaser.
The Purchaser is not a party to or otherwise bound by any lease of real or personal property.

     Section 4.11 Title. The Purchaser does not own any assets other than cash or cash equivalents other than the wholly owned subsidiary refer enced on Schedule 4.3, the capital stock of which shall be transferred in its entirety to a third party at Closing.

     Section 4.12 Intangible Property. (a) The Purchaser does not own any patents, patent applications, trademark and service mark registrations or registration applications, U.S. copyright registrations or registration applications. The Purchaser is not a party to or otherwise bound by any confidentiality, nondisclosure or license agreements granting rights under one or more patents, patent applications, trademark or service registrations and registration applications, U.S. copyright registrations or registration applications by or to the Purchaser.

     (b) (i) The Purchaser does not infringe a patent, U.S. trademark registration, U.S. service mark registration or copyright of a third party and
(ii) no party has asserted a claim against the Purchaser that the Purchaser infringes a patent, trademark, copyright, trade name or trade secret of a third party.

     Section 4.13 Contracts and Other Agreements. Schedule 4.13 annexed hereto sets forth, as of the date of this Agreement, all contracts, commitments, understandings, arrangements and other agreements to which the Purchaser is a party or by or to which any of the Purchaser's properties are bound or subject (collectively also referred to herein as the "Contracts"). There have been delivered or made available to the Company Stockholders true and complete copies of all the Contracts and other agreements set forth on
Schedule 4.13 or on any other Schedule. All of the Contracts are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, and the Purchaser has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default in any material respect under any of them, nor, to the Purchaser's knowledge, is any other party to any Contract in default thereunder, nor, to the Purchaser's knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder that would give the other party thereto the right to terminate such Contract. Except as separately identified on
Schedule 4.13, no approval or consent of any person is needed in order that the Contracts set forth on Schedule 4.13 or on any other Schedule continue in full force and effect following the consummation of the Transactions. The Purchaser will not, between the date hereof and the Closing Date, without the Company Stockholders' prior written consent, become a party to any Contract or make or permit the amendment or termination (other than in the ordinary course and excluding the termination of Contracts by their terms) of any Contract listed on Schedule 4.13.

     Section 4.14 Litigation; Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental, administrative or regulatory body or arbitration or mediation tribunal against or involving the Purchaser. There are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving the Purchaser or any of its properties or assets, nor, to the knowledge of the Purchaser, are there any grounds therefor, that individually or in the aggregate, could have a material adverse effect upon the Transactions contemplated hereby or upon the assets, properties, business, operations, or condition (financial or otherwise) of the Purchaser. There are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings pending or threatened that would give rise to any right of indemnification on the part of any director or officer of the

Purchaser, or the heirs, executors or administrators of such director or officer, against the Purchaser or any successor to its business.

     Section 4.15 Operations of the Purchaser. (a) Except as set forth on Schedule 4.15 hereto, since September 30, 2000, or as otherwise set forth in any filings by the Purchaser with the Commission through its EDGAR System, the Purchaser has not:

     (i) amended its Certificate of Incorporation or By-laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

     (ii) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock;

     (iii) entered into or amended any employment agreement, entered into or amended any agreement with any labor union or association representing any employee, adopted, entered into, or amended any employee benefit plan;

     (iv) incurred any indebtedness for borrowed money;

     (v) declared or paid any dividends or declared or made any other distributions of any kind to its stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

     (vi) materially reduced its cash or short term investments or their equivalent;

     (vii)     waived any right of material value to its business;

     (viii) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

     (ix) materially changed any of its business policies;

     (x) approved, granted or paid any wage or salary increase in excess of $25,000 per annum, or any bonus in excess of $5,000, or any increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents, brokers, independent contractors or other representatives, or any accrual for or commitment or agreement to make or pay the same;

     (xi) made any loan or advance to any of its stockholders, officers, directors, employees, consultants, agents, brokers, independent contractors or other representatives (other than travel, entertainment or business expense advances made in the ordinary course of business), or made any other loan or advance otherwise than consistently with past practice in the ordinary course of business;

     (xii) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, consultants, agents, brokers, independent contractors or other representatives, other than payments or commitments to pay persons other than its officers, directors or stockholders made in the ordinary course of business;

     (xiii) entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties (except in the ordinary course of business); granted or suffered any lien or other encumbrance on any of its assets or properties; entered into (except in the ordinary course of business) or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

     (xiv) except in the ordinary course of business and in amounts less than $10,000 in each case, incurred or assumed any Liability;

     (xv) made any acquisition of or entered into any agreement to acquire all or any part of the assets, properties, capital stock or business of any other person;

     (xvi) failed to pay timely any of its material liabilities in accordance with their terms or otherwise in the ordinary course of business; and

     (xvii) except in the ordinary course of business, entered into any other material contract or other agreement or other material transaction.

     (b) The Purchaser will not, between the date hereof and the Closing, without the prior written consent of Company Stockholder, do any of the things listed in clauses (i) through (xvii) of Section 4.15(a).

     Section 4.16 Compliance with Laws. The Purchaser is not in default under or in violation of any applicable order, judgment, injunction, award or decree, of any material applicable federal, state, or local statute, law, ordinance, rule or regulation including, without limitation, ERISA or the provisions of any franchise or license, or of any other material requirement of any governmental, regulatory, administrative or industry body, court or arbitrator applicable to the Purchaser. The Purchaser is not in default under or in violation of any provisions of its certificate of incorporation or its by-laws, or any material instrument, contract, mortgage, indebtedness, indenture or other agreement to which the Purchaser is a party or by or to which the Purchaser or any of its assets or properties may be bound or subject.

     Section 4.17 Licenses, Permits and Certificates. The Purchaser has all material licenses, permits, certificates, authorizations, approvals and consents required by any governmental authority to operate legally and such licenses, permits, certificates, authorizations, approvals and consents are listed on Schedule 4.17. No governmental, regulatory or industry permits, consents, waivers, approvals or authorizations are necessary in connection with the consummation of the Transactions.

     Section 4.18 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the Transactions will not (a) result in a violation of the Purchaser's Articles of Incorporation or By-laws, (b) conflict with, or consti tute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Purchaser is a party, or (c) result in a violation of any law, rule, regulation, by-law, directive, order, judgment or decree (in cluding federal, state, provincial and municipal securities laws and regulations) applicable to the Purchaser or by which any of its property or assets is bound or affected, except to the extent that matters within clauses
(b) and (c), immediately above, would not have a material adverse effect on the business properties, assets, operations, liabilities, financial condition or prospects of the Purchaser, or the ability of the Purchaser to perform this Agreement and the other Transaction Documents.

     Section 4.19 Labor Agreements, Employee Benefit Plans and Employ ment Agreements. The Purchaser is not a party to (a) any union collective bargaining, works council, or similar agreement or arrangement, (b) any qualified or non qualified pension, retirement, severance, profit sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement, oral or written, whether legally binding or not, (c) any plan or policy providing for employee benefits, including but not limited to vacation, disability, sick leave, medical, hospitalization, life and other insurance plans, and related benefits, or (d) any employment agreement. The Purchaser is not presently a party to any "employee leasing" agreement or arrangement, nor does the Purchaser have any liability in respect of any such agreement or arrangement to which it was, at any time, a party, but which is no longer in effect.

     Section 4.20 Books and Records. The books of account and other corporate records of the Purchaser made or to be made available to the Company Stockholders in connection with the Transactions and the due diligence inquiries made by the Company Stockholders in connection herewith, are in all respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the financial statements furnished or to be furnished hereunder by the Purchaser to the Company Stockholders.

     Section 4.21 Stock Restrictions. The Purchaser acknowledges and understands that the Company Shares shall not be registered under either United States federal or state securities laws or other securities laws of any other jurisdiction, but are expected to be transferred to the Purchaser under and in reliance upon exemptions from registration provided by Section 4(2) and other provisions of the Securities Act and the rules and regulations promulgated thereunder. The Purchaser further acknowledges that the certificate(s) evidencing its ownership of shares in the Company following the acquisition of the Company Shares in accordance herewith, shall contain a legend identical to or substantially to the effect of the following:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGIS TERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGIS TRATION STATEMENT UNDER THE ACT COVERING THE SHARES OR OF AN OPIN ION OF COUNSEL TO THE CORPORATION THAT SUCH TRANSFER WILL NOT REQUIRE REGISTRATION OF SUCH SHARES UNDER THE ACT.

     Section 4.22 Purchase for Investment. The Purchaser: (a) is ac quiring and will acquire the Company Shares for its own account for investment only and not with a view to, or for sale in connection with, a distribution within the meaning of the Securities Act; (b) has no present intention of selling or otherwise disposing of any portion of the Company Shares; (c) has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition and the back grounds of its principals, as it has deemed material to making the decision to acquire the Company Shares and has been afforded the opportunity to ask questions of and receive answers from senior management of the Company concerning present and prospective business prospects of the Company; (d) has fully considered this information in valuing the Company and assessing the merits of the Transaction and is satisfied with the consideration it is receiving here under for the Exchange Shares; (e) has knowledge in business and financial matters and accordingly is capable of evaluating and has evaluated the merits of the Transactions contemplated hereby, and (f) has made the determination to enter into the Transactions based upon its own independent evaluation and assessment of the value of the Company and its present and prospective business prospects and has not relied on, or been induced to enter into this Agreement on account of, any representation or warranty of any kind or nature, whether oral or written, express or implied, except for such representations and warranties of Company Stockholder as are specifically set forth in this Agreement.

     Section 4.23 Ownership of the Exchange Shares. (a) The Purchaser is not bound by or subject to any voting trust arrangement, proxy, voting agreement, shareholder agreement, purchase agreement or other agreement or understanding, except as contemplated hereunder, (i) granting any option, warrant or other right to purchase all or any of the Exchange Shares to any person, (ii) restricting the right of the Purchaser to sell or convey the Exchange Shares, or (iii) otherwise restricting any rights of the Purchaser with respect to the Exchange Shares (including restrictions as to the voting or disposition of the Exchange Shares); (b) the Purchaser has the absolute and unrestricted right, power and capacity to issue and sell the Exchange Shares, and (c) upon issuance to the Company Stockholders of the Exchange Shares here under, the Company Stockholders will acquire good and valid title to the Exchange Shares, free and clear of any liens, charges or encumbrances except as contemplated hereunder.

     Section 4.24 Finders and Investment Bankers. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders' fees or incurred any liability for any broker age fees, commissions, or finders' fees in connection with the Transactions contemplated hereby.

     Section 4.25 Absence of Certain Changes. Since September 30, 2000, or as otherwise set forth in any filings by the Purchaser with the Commission through its EDGAR System, there has been no material adverse change in the condition, financial or otherwise, of the Purchaser, other than changes occur ring in the ordinary course of business which changes have not, individually or in the aggregate, had a material adverse effect on the business properties, assets, operations, liabilities, financial condition or prospects of the Purchaser and other than as set forth in Schedule 4.15 annexed hereto.

     Section 4.26 Insurance. Attached hereto as Schedule 4.26 is a list of all policies of insurance covering the Purchaser (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). True copies of all such policies have been made available by the Purchaser to the Company Stockholders. Such policies will be maintained in effect until and at the Closing Date. To the best knowledge of the Purchaser, it has not failed to give any notice or present any material claim under any insurance policy in due and timely fashion.

     Section 4.27 Full Disclosure. All documents and other papers delivered by or on behalf of the Purchaser in connection with this Agreement and the Transactions are, to the best of the Purchaser's knowledge, authentic and true and complete in all material respects. No representation or warranty of the Purchaser contained in this Agreement, and no document or other paper furnished by or on behalf of the Purchaser pursuant to this Agreement or in connection with the Transactions, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made in the context in which made, not false or misleading. To the Purchaser's best knowledge, there is no fact that the Purchaser has not disclosed to Company Stockholder that materially adversely affects, or so far as the Purchaser can now foresee, will materially adversely affect, the assets, properties, business, operations or condition (financial or otherwise) of the Purchaser or the ability of the Purchaser to perform this Agreement.

                            ARTICLE 5.

             COVENANTS AND AGREEMENTS OF THE PARTIES

     Section 5.1 Conduct of Business. (a) Between the date hereof and the Closing Date, except as otherwise contemplated in this Agreement, the Company Stockholders shall cause the Company to conduct its business in the ordinary and usual course, and the Company Stockholders shall cause the Company to, without the prior consent of the Purchaser, change in any material respect any business policy or practice.

     (b) Between the date hereof and the Closing Date, except as otherwise contemplated in this Agreement, the Purchaser shall conduct its business in the ordinary and usual course, and shall not, without the prior consent of the Company Stockholders, change in any material respect any business policy or practice or take any action which would violate Section 4.15 hereof.

     Section 5.2 Access and Investigation. (a) Between the date hereof and the Closing Date, the Company Stockholders will afford, and will cause the Company to afford, the Purchaser and its directors, officers, employees, agents, consultants, advisors, or other representatives, including legal counsel, accountants, and financial advisors (collectively, "Representatives") full and free access, during normal business hours and at such other reason able times as otherwise may be required under the circumstances, to the Company's personnel, properties, contracts, books, records and other existing documents and data as the Purchaser may reasonably request.

     (b) Between the date hereof and the Closing Date, the Purchaser will afford the Company Stockholders and their Representatives full and free access, during normal business hours and at such other reasonable times as otherwise may be required under the circumstances, to the Purchaser's personnel, properties, contracts, books, records and other existing documents and data as the Company Stockholders may reasonably request.

     Section 5.3 Litigation. Between the date hereof and the Closing Date, the Company Stockholders and the Purchaser will promptly notify each other of any lawsuits, claims, proceedings or investigations which are threatened or commenced against either, or against any officer, employee, agent, consultant or director thereof, which may relate to, or affect the Business of the Company, the Purchaser, their respective assets, this Agreement or the Transactions.

     Section 5.4 Actions with Respect to Closing. Each of the parties hereto agrees to use its best efforts to bring about the satisfaction of the conditions precedent to the obligation of the other party hereto to effect the Closing (to the extent that such satisfaction is dependent on the actions on the part of the initial party of commission or omission) and to cause its covenants and agreements contained in this Agreement to be satisfied and performed hereunder.

     Section 5.5 Public Statement. Neither party hereto shall, without the prior consent of the other, make any public statement, announcement or release to trade publications or to the press, or make any statements to any competitor, customer or any third party, with respect to this Agreement except to the extent that either party is advised by its counsel that a public statement is required by law and then only upon prior notice to the other party.

     Section 5.6 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the Transactions contemplated hereby shall be instituted in any state or federal court of competent jurisdiction located in Orange County, California, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject person ally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding.

     Section 5.7 Expenses. Each of the parties to this Agreement shall, except as otherwise specifically provided herein, bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

     Section 5.8 The Purchaser's Fiscal Year 2000 Financial Statements. David N. Nemelka hereby undertakes and agrees to cause to be prepared, at his sole cost and expense, and to deliver to the Purchaser, as soon as reasonably practicable after the date hereof, but in any event, not later than three (3) weeks subsequent to the Closing, the Purchaser's Annual Report on Form 10-KSB for the year ended December 31, 2000, in EDGAR format, subject to (i) the inclusion of any material information concerning the transactions contemplated by this Agreement and the business and operations of the Purchaser subsequent to the Closing, but prior to the filing of such Annual Report and (ii) the approval by the then directors of the Purchaser.

     Section 5.9 Return of Shares of the Purchaser's Common Stock to the Treasury. Immediately following the Closing, David N. Nemelka shall tender to the Purchaser for return to its treasury to be cancelled an aggregate of 23,950,000 post split shares of the Purchaser's Common Stock.

                            ARTICLE 6.

             CONDITIONS TO THE PURCHASER'S OBLIGATIONS

     The obligations of the Purchaser to consummate the Transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of the Purchaser to waive any one or more of such conditions:

     Section 6.1 Representations and Warranties of the Company Stockholders. The representations and warranties of the Company Stockholders contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to the Purchaser pursuant hereto and in connection herewith shall be true and correct in all material respects (except to the extent any such representations and warranties is already qualified as to materiality in Article 3, in which case, such representations and warranties shall be true and correct without further qualifications as to materiality under this Section 6.1) on the date hereof and on the Closing Date as though such representations and warranties were made on the Closing Date, except for representations and warranties made as of a specific date which shall be true and correct on the Closing Date as of such specific date.

     Section 6.2 Performance of this Agreement. The Company Stockholders shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by him under the terms of this Agreement on or prior to the Closing Date.

     Section 6.3 Satisfactory Business Review. The Purchaser shall have satisfied itself, after receipt and consideration of the Schedules and after the Purchaser and its Representatives have completed the review of the Business and the Company contemplated by this Agreement, that none of the information revealed thereby has resulted in, or in the opinion of the Purchaser, may result in, a material adverse change in the assets, properties, business or condition (financial or otherwise) of the Company.

     Section 6.4 Governmental Permits and Approvals. All permits, including any environmental or regulatory consents or permits required for the lawful consummation of the Closing, shall have been obtained.

     Section 6.5 Third Party Consents. All consents, permits and approvals from parties to contracts or other agreements with the Company that may be required in connection with the performance by the Company Stockholders of their obligations under this Agreement or the continuance of such contracts or other agreements after the Closing shall have been obtained.

     Section 6.6 Charter Documents. The Purchaser shall have received a copy of the Company's Certificate of Incorporation, certified as true and complete as of a recent date by the appropriate governmental authority of the Company's jurisdiction of incorporation.

     Section 6.7 By-Laws. The Company Stockholders shall have delivered to the Purchaser a copy of the Company By-Laws as in effect on the date of the Closing.

     Section 6.8 Good Standing. The Company Stockholders shall have delivered to the Purchaser certificates of good standing, existence or its equivalent with respect to the Company, certified as of a recent date by the appropriate governmental authority of the Company's jurisdiction of incorporation, and each other jurisdiction in which the failure to so qualify and be in good standing would have a material adverse effect on the Company and its Business.

     Section 6.9 Litigation. At the Closing Date, no suit, action or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought (i) to restrain, prohibit, invalidate or set aside (in whole or in part) the Transactions contemplated by this Agreement, (ii) to affect the right of the Company to operate or control, after the Closing Date, its assets, properties and businesses (in whole or in part), or (iii) to obtain damages or a discovery order in connection with this Agreement or the consummation of the Transactions contemplated hereby.

                            ARTICLE 7.

       CONDITIONS TO THE COMPANY STOCKHOLDERS' OBLIGATIONS

     The obligations of the Company Stockholders to consummate the Transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of the Company Stockholders to waive any one or more of such conditions:

     Section 7.1 Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to the Company Stockholders pursuant hereto and in connection herewith shall be true and correct in all material respects (except to the extent any such representations and warranties is already qualified as to materiality in
Article 4, in which case, such representations and warranties shall be true and correct without further qualifications as to materiality under this
Section 7.1) on the date hereof and on the Closing Date as though such representations and warranties were made on the Closing Date except for representation and warranties made as of a specific date which shall be the and correct on the Closing Date as of such specific date.

     Section 7.2 Performance of this Agreement. The Purchaser shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by them under the terms of this Agreement on or prior to the Closing Date.

     Section 7.3 Certificate of the Purchaser. The Company Stockholders shall have received a certificate signed by the Purchaser, dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 7.1 and 7.2 hereof have been fully satisfied. Such certificate shall be deemed representations and warranties of the Purchaser under this Agreement.

     Section 7.4 No Material Adverse Change. The Company Stockholders shall have received a certificate, signed by a duly authorized officer of the Purchaser, to the effect that as of the Closing Date there has been no material adverse change in the financial condition, results of operations, business or prospects of the Purchaser since September 30, 2000, or any material adverse change in the nature of the Purchaser's business, the manner of conducting such business or the prospects of the business since such date, except as associated with the execution, delivery and performance of this Agreement and the other Transaction Documents.

     Section 7.5 Satisfactory Business Review. Each Company Stockholder shall have satisfied itself, after the Company Stockholders and their Representatives have completed the review of the Purchaser's business contemplated by this Agreement, that none of the information revealed thereby has resulted in, or in the opinion of the Company Stockholders, may result in, a material adverse change in the assets, properties, business or condition (financial or otherwise) of the Purchaser.

     Section 7.6 Governmental Permits and Approvals. All permits, including any environmental or regulatory consents or permits required for the lawful consummation of the Closing, shall have been obtained.

     Section 7.7 Third-Party Consents. All consents, permits and approvals from parties to contracts or other agreements with the Purchaser that may be required in connection with the performance by the Purchaser of its obligations under this Agreement or the continuance of such contracts or other agreements after the Closing shall have been obtained.

     Section 7.8 Certified Resolutions. The Purchaser shall have delivered to the Company Stockholders copies of board resolutions approving and adopting this Agreement and the other Transaction Documents and authorizing the Transactions, certified as true and correct by the Secretary of the Purchaser.

     Section 7.9 Charter Documents. The Purchaser shall have delivered to the Company Stockholders copies of its Certificate of Incorporation, certified as true and complete as of a recent date by the appropriate governmental authority of the Purchaser's jurisdiction of incorporation, and certified as true and complete as of the Closing Date by the Secretary of the Purchaser.

     Section 7.10 By-Laws. The Purchaser shall have delivered to the Company Stockholders a copy of the By-Laws certified by the Secretary of the Purchaser as of the Closing Date to be true and correct and in full force and effect as of the Closing Date.

     Section 7.11 Good Standing. The Purchaser shall have delivered to the Company Stockholders certificates of good standing, existence or its equivalent with respect to the Purchaser, certified as of a recent date by the appropriate governmental authority of the Purchaser's jurisdiction of incorporation, and each other jurisdiction in which the failure to so qualify and be in good standing would have a material adverse effect on the Purchaser and its business.

     Section 7.12 The Purchaser's Deliveries. The Purchaser shall have delivered to the Company Stockholders all stockholder records of the Purchaser and a true and complete copy of the Purchaser's corporate minute books.

     Section 7.13 Litigation. At the Closing Date no suit, action or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought (i) to restrain, prohibit, invalidate or set aside (in whole or in part) the Transactions contemplated by this Agreement, (ii) to affect the right of the Purchaser to operate or control, after the Closing Date, its assets, properties and businesses (in whole or in part) or (iii) to obtain damages or a discovery order in connection with this Agreement or the consummation of the Transactions contemplated hereby.

                                     ARTICLE 8.

                             INDEMNIFICATION; SURVIVAL

     Section 8.1 Obligation of the Company Stockholders to Indemnify. The Company Stockholders, severally but not jointly, agree to indemnify, defend and hold harmless the Purchaser and its stockholders as of the date of this Agreement and their respective directors, officers, heirs, legal representatives, successors and assigns, from and against all losses, liabilities, damages, deficiencies, actions, suits, proceedings, claims, demands, orders, assessments, amounts paid in settlement, fines, and reasonable costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements and reasonable investigative costs) (collectively, "Losses") based upon, arising out of or otherwise in respect of
(i) any breach in any of the representations and warranties of the Company Stockholders set forth in Article 3 hereof (except that the obligation to indemnify shall be several with respect to the representations and warranties made in Section 3.2, 3.3, 3.8 and 3.9), (ii) any breach in any of the representations and warranties of the Company Stockholders set forth in any other provision hereof, and (iii) any breach or non-fulfillment of any of the covenants or agreements of any Company Stockholder contained in this Agreement.

     Section 8.2 Obligation of the Purchaser to Indemnify. The Purchaser agrees to indemnify, defend and hold harmless the Company Stockholders, and their respective equity holders as of the date of this Agreement and their respective directors, officers, heirs, legal representatives, successors and assigns, from and against any Losses based upon, arising out of or otherwise in respect of (i) any breach in any of the representations and warranties of the Purchaser set forth in Article 4 hereof, (ii) any breach in any of the representations and warranties of the Purchaser set forth in any other provision hereof and (iii) any breach or nonfulfillment of any covenant or agreement of the Purchaser contained in this Agreement.

     Section 8.3 Claims Notice. Each party hereto (an "Indemnified Party") shall, promptly upon becoming aware of any event or circumstance (an "Indemnifiable Event"), which, in his or its reasonable judgment, may result in a Loss for which the Indemnified Party could assert a right of indemnification against any other party (or parties) hereto (the "Indemnifying Party") under this Article 8, give notice thereof (the "Claims Notice") to the Indemnifying Party (but the obligations of the Indemnifying Party under this Article 8 shall not be impaired by the Indemnified Party's failure to give such notice, except to the extent that said failure actually prejudices the rights of the Indemnifying Party). The Claims Notice shall describe the Indemnifiable Event in reasonable detail, shall indicate whether the Indemnifiable Event involves a "Third Party Claim" (defined below), and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. In such event, the Indemnifying Party shall, within fifteen (15) business days after receipt of the Claims Notice, give notice to the Indemnified Party of whether he or it intends to dispute the claim described in the Claims Notice (the "Response Notice"). If the Indemnifying Party timely disputes the Claims Notice as provided above, the Indemnified Party shall, for a period of not more than fifteen (15) business days after receipt of the Response Notice (or less, if the nature of the Indemnifiable Event so requires), seek out a negotiated settlement of the dispute with the Indemnifying Party and shall refrain during that period from commencing any judicial proceeding or other action to enforce this Article 8. If, despite their good faith negotiations, the parties are unable to resolve the dispute within the aforesaid period (or if the Indemnifying Party fails to timely give the Response Notice), the Indemnified Party shall be free to exercise all rights and remedies available to him or it hereunder, at law in equity or otherwise to enforce his or its rights under this Article 8. As used herein, "Third Party Claim" means any demand, claim or circumstance which, with the lapse of time or otherwise, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation against the Indemnified Party by any other person.

     Section 8.4 Opportunity to Defend Against Third Party Claims. If the Claims Notice relates to a Third-Party Claim, the Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, such Third-Party Claim. If the Indemnifying Party elects to compromise or defend such Third-Party Claim, it shall within 30 business days (or sooner, if the nature of the Third-Party Claim so requires) after his or its receipt of the Claims Notice, notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third-Party Claim. If the Indemnifying Party elects not to compromise or defend such Third-Party claim, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party may pay, compromise or defend such Third-Party Claim. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such Third-Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. The Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party to the extent of any indemnification provided by the Indemnifying Party to the Indemnified Party.

     Section 8.5 Limitation on Indemnification. Indemnified Parties hereunder shall be entitled to receive indemnification under this Article 8 only if and to the extent the aggregate amount of indemnification due to such Indemnified Parties hereunder exceeds $100,000. The maximum aggregate liability of the Company Stockholders on the one hand, and the Purchaser on the other hand, shall be $1,000,000.

     Section 8.6 Survival. Notwithstanding the investigations by the parties hereto of each other's affairs, and notwithstanding any knowledge of facts determined or determinable by such parties pursuant to such investigation, each of the Company Stockholders and the Purchaser shall have the right to rely fully upon the representations, warranties, covenants, and agreements of the other parties contained in this Agreement. The representations and warranties of the parties contained herein shall survive the Closing (i) to the extent contained in Section 3.3, 3.8, 3.9, 4.21, 4.22, and 4.23 hereof, for the duration of the applicable statute of limitations,
(ii) to the extent relating to any other matter, for twelve (12) months following the Closing. A claim for indemnification hereunder must be asserted by a party seeking indemnification within the respective period of survival.

     Section 8.7 Indemnification Exclusive Remedy. The parties hereto acknowledge and confirm that, except in the event of fraud, the indemnification procedures described in this Article 8 shall be the sole and exclusive remedies available to them for any breach or non-fulfillment of the representations, warranties, covenants, agreements, and other provisions of this Agreement.

                                 ARTICLE 9.

                                TERMINATION

     Section 9.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

     By mutual consent of the Company Stockholders on the one hand and the Purchaser on the other hand; or

     By the Company Stockholders if any of the conditions set forth in Section 7 hereof shall have become incapable of fulfillment, and shall not have been waived by the Company Stockholders; or

     By the Purchaser if any of the conditions set forth in Section 6 hereof shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

     By the Purchaser or the Company Stockholders if the Closing has not occurred on or before March 14, 2001.

     Section 9.2 Effects of Termination. If this Agreement is terminated and the Transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Section 5.7 relating to expenses.

                               ARTICLE 10.

                              MISCELLANEOUS

     Section 10.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the mails, as follows:

     (i)  if to the Company Stockholders, to:

          The addresses and facsimile numbers set forth on Schedule 1 with a copy to:
          (which shall not constitute notice)

          Bryan Cave LLP
          2020 Main Street, Suite 600
          Irvine, California 92614
          Facsimile:  (949) 223-7100

     (ii) if to the Purchaser, to:

          Sportsman's Wholesale Company
          1065 West 1150 South
          Provo, Utah 84601
          Facsimile:  (801) 377-1758
          with a copy to:
          (which shall not constitute notice)

          Leonard W. Burningham, Esq.
          455 East Fifth South, Suite 205
          Salt Lake City, Utah 84111-3323
          Facsimile:  (801) 355-7126

     Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices here under.

     Section 10.2 Entire Agreement. This Agreement (including the schedules and exhibits) and the agreements referred to herein and/or executed in connection with the consummation of the Transactions contemplated herein contain the entire agreement among the parties with respect to the exchange of the Company Shares for the Exchange Shares and the related transactions, and supersede all prior agreements, written or oral, with respect thereto.

     Section 10.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     Section 10.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Delaware, applicable to agreements made and to be performed entirely within such State (without giving effect to conflicts of law principles thereof).

     Section 10.5 Binding Effect; No Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. Nothing contained herein is intended or shall be construed as creating third party beneficiaries to this Agreement. This Agreement is not assignable except by operation of law.

     Section 10.6 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     Section 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     Section 10.8 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     Section 10.9 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agree ment as of the date first above written.

                              SPORTSMAN'S WHOLESALE COMPANY

                              By:/S/David N. Nemelka
                                   David N. Nemelka, President


                                 /s/ David N. Nemelka
                                     DAVID N. NEMELKA, individually
                              [COMPANY STOCKHOLDER]
                              616669 VC Ltd.

                              By:/s/J. Danylowich

                              [COMPANY STOCKHOLDER]


                              By:/s/Fridolin Voegeli

                              [COMPANY STOCKHOLDER]
                              ICN Capital Ltd.

                              By:/s/

                              [COMPANY STOCKHOLDER]
                              Marconsult Limited

                              By:/s/Wendy N. De A Bames-Director


                              [COMPANY STOCKHOLDER]
                              The Watley Group, LLC

                              By:/s/A. R

                              [COMPANY STOCKHOLDER]
                              Elliot, Lane & Associates, Inc.

                              By:/s/Eli Elliott, Principal

                              [COMPANY STOCKHOLDER]
                              Photon Global Ltd.-Class B

                              By:/s/Walter Reich, POA

                              [COMPANY STOCKHOLDER]
                              Lakeshore Capital Ltd.

                              By:/s/Gregory W. Murray, Managing Director

                           SCHEDULE 4.3


Wholly owned subsidiary       Cap's Wholesale Sporting Goods, Inc.

                           SCHEDULE 4.4

Pre-transaction:

President                David N. Nemelka
Secretary                David N. Nemelka
Chief Financial Officer  David N. Nemelka
Director (sole)          David N. Nemelka

Post-transaction:

Anthony J.A. Bryan       Chairman and President

A. John A. Bryan Jr.     Vice-Chairman

John Danylowich          Director

Harvey A. Goldstein      Director, CEO, Secretary

Jim Mault                Director

Fridolin Voegeli         Director

                           SCHEDULE 4.6


None

                           SCHEDULE 4.8


Liabilities in Respect of Cap's Wholesale Sporting Goods, Inc.

                          SCHEDULE 4.13

Letter Agreement, Dated December 19, 2000, Between the Purchaser and David N. Nemelka Contracts and Other Liabilities in Respect of Cap's Wholesale Sporting Goods, Inc.

                          SCHEDULE 4.15


Effective February 12, 2001, the Purchaser's Common Stock was the subject of a
1.6 for 1 forward split.

                          SCHEDULE 4.17


Licenses, Permits and Certificates in Respect of Cap's Wholesale Sporting Goods, Inc.

SCHEDULE 4.26


Insurance in Respect of Cap's Wholesale Sporting Goods, Inc.